                                                             EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                        12 Weeks Ended
                                                                 ----------------------------------------------------------
                                                                         June 17, 2000                   June 19, 1999
                                                                 --------------------------      --------------------------
                                                                   Diluted         Basic           Diluted         Basic
                                                                 -----------     ----------      -----------    -----------
Net income ...................................................    $   280.9          280.9        $   236.4          236.4
                                                                 ===========     ==========      ===========    ===========
Weighted average common shares outstanding ...................        496.3          496.3            496.5          496.5
                                                                                 ==========                     ===========
Common share equivalents .....................................         14.2                            16.5
                                                                 -----------                     -----------
   Weighted average shares outstanding .......................        510.5                           513.0
                                                                 ===========                     ===========
Earnings per share ...........................................    $    0.55           0.57        $    0.46           0.48
                                                                 ===========     ==========      ===========    ===========

Calculation of common share equivalents:

       Options and warrants to purchase common shares ........         38.1                            36.7
       Common shares assumed purchased with potential
           proceeds ..........................................        (23.9)                          (20.2)
                                                                 -----------                     -----------
       Common share equivalents ..............................         14.2                            16.5
                                                                 ===========                     ===========

Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options and
           warrants to purchase common shares ................    $ 1,080.0                       $ 1,008.3
       Common stock price used under the treasury
           stock method ......................................    $   45.04                       $   49.87
       Common shares assumed purchased with
           potential proceeds ................................         23.9                            20.2


                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                        24 Weeks Ended
                                                                 ----------------------------------------------------------
                                                                         June 17, 2000                   June 19, 1999
                                                                 --------------------------      --------------------------
                                                                   Diluted         Basic           Diluted         Basic
                                                                 -----------     ----------      -----------    -----------
Net income ...................................................    $   522.8          522.8        $   442.2          442.2
                                                                 ===========     ==========      ===========    ===========
Weighted average common shares outstanding ...................        495.2          495.2            494.6          494.6
                                                                                 ==========                     ===========
Common share equivalents .....................................         14.0                            18.3
                                                                 -----------                     -----------
Weighted average common shares and common
   share equivalents .........................................        509.2                           512.9
                                                                 ===========                     ===========
Earnings per common share and common share equivalent:

       Net income ............................................    $    1.03           1.06        $    0.86           0.89
                                                                 ===========     ==========      ===========    ===========

Calculation of common share equivalents:

       Options and warrants to purchase common shares ........         35.4                            30.1
       Common shares assumed purchased with potential
           proceeds ..........................................        (21.4)                          (11.8)
                                                                 -----------                     -----------
       Common share equivalents ..............................         14.0                            18.3
                                                                 ===========                     ===========

Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options and
           warrants to purchase common shares ................    $   884.3                       $   610.8
       Common stock price used under the treasury
           stock method ......................................    $   41.16                       $   51.44
       Common shares assumed purchased with
           potential proceeds ................................         21.4                            11.8
